

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
December 31, 1998 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the twelve months ended December
31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000022606
<NAME> Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                        DEC-31-1998
<PERIOD-START>                           JAN-01-1998
<PERIOD-END>                             DEC-31-1998
<BOOK-VALUE>                             PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 13,441,905
<OTHER-PROPERTY-AND-INVEST>                2,373,477
<TOTAL-CURRENT-ASSETS>                     4,954,807
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             4,663,380
<TOTAL-ASSETS>                            25,433,569
<COMMON>                                   2,677,952
<CAPITAL-SURPLUS-PAID-IN>                  2,208,042
<RETAINED-EARNINGS>                          176,643
<TOTAL-COMMON-STOCKHOLDERS-EQ>             5,055,837<F2>
<PREFERRED-MANDATORY>                         69,475
<PREFERRED>                                   74,488
<LONG-TERM-DEBT-NET>                       7,677,219<F3>
<SHORT-TERM-NOTES>                                 0<F1>
<LONG-TERM-NOTES-PAYABLE>                          0<F3>
<COMMERCIAL-PAPER-OBLIGATIONS>                     0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>              1,497,706
<PREFERRED-STOCK-CURRENT>                    534,193
<CAPITAL-LEASE-OBLIGATIONS>                  333,653
<LEASES-CURRENT>                             194,969
<OTHER-ITEMS-CAPITAL-AND-LIAB>             9,996,029<F4>
<TOT-CAPITALIZATION-AND-LIAB>             25,433,569
<GROSS-OPERATING-REVENUE>                  7,135,880
<INCOME-TAX-EXPENSE>                         351,202<F5>
<OTHER-OPERATING-EXPENSES>                 5,769,967
<TOTAL-OPERATING-EXPENSES>                 6,125,634
<OPERATING-INCOME-LOSS>                    1,010,246
<OTHER-INCOME-NET>                            29,657<F5><F6>
<INCOME-BEFORE-INTEREST-EXPEN>             1,044,368
<TOTAL-INTEREST-EXPENSE>                     450,162
<NET-INCOME>                                 594,206
<PREFERRED-STOCK-DIVIDENDS>                   56,884
<EARNINGS-AVAILABLE-FOR-COMM>                537,322
<COMMON-STOCK-DIVIDENDS>                     342,776
<TOTAL-INTEREST-ON-BONDS>                          0<F7>
<CASH-FLOW-OPERATIONS>                     1,449,446
<EPS-PRIMARY>                                      0<F7>
<EPS-DILUTED>                                      0<F7>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes a deduction of $6,800 thousand for treasury stock.
<F3> $3,965,620 thousand of notes and transitional trust notes are included in
     LONG-TERM-DEBT-NET.
<F4> Includes $350,000 thousand of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.
<F5> A tax benefit of $4,465 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F6> Includes $29,710 thousand of provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.
<F7> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

